UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 16, 2019

Date of Report

(Date of earliest event reported)

NATUR INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

WYOMING	000-54917	45-5547692
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

Jachthavenweg 124

1081 KJ Amsterdam

The Netherlands

(Address of principal executive offices)

011-31-20-578-7700

Registrant's telephone number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2019, the Board of Directors of Natur International Corp. took action to expand the board and add three new board members. It appointed Mr. Anthony Joel Bay, Mr. Rudolf Derk Huisman, and Mrs. Nina Storms, to serve as directors until their replacement or earlier resignation or retirement.

Anthony Joel Bay

Anthony Joel Bay, age 63, has served as a member of the Board of Directors of Natur International Corp. (“NTRU”), and of its wholly owned subsidiary Natur Holding B.V. (“Natur Holding)” since his appointment on January 16, 2019. Since April 2017 Mr. Bay has served as the CEO and Chairman of UPROAR Global Media, a global streaming platform operating from London, UK and Seattle, Washington. From November 2013 to November 2016, Mr. Bay was the Chief Executive Officer for RDIO, Inc., a global music streaming service located in San Francisco, California. From 2011 to March 2013 Mr. Bay was the Global Head of Digital Video for Amazon.com in Seattle, Washington.

Mr. Bay has been appointed as a director of NTRU for his knowledge and experience in technology, electronic commerce, digital media and supply chain logistics and for his experience as a senior executive at three of the most valuable technology companies in the world. In addition, his roles as a director of private and public companies brings strength in corporate governance and board oversight.

Mr. Bay, through La Bay Ventures Inc., his personal service company in the Netherlands, has entered into a four year agreement with Natur Holding for all his services to it and NTRU. The agreement complies with the corporate service agreement provisions of Netherlands law and is governed by the law of that jurisdiction. La Bay Ventures will be paid Euro 24,000 per annum, monthly, reimbursed for expenses in providing the services, and will be issued a six year option to purchase an aggregate of 7,319,321shares of common stock of NTRU. The agreement also has typical intellectual property, non-competition, and confidentiality provisions for the benefit of both Natur Holdings and NTRU. The option granted by NTRU provides for equal quarterly vesting of the shares commencing March 31, 2019, over three years ending December 31, 2021, with the right to exercise vested shares at $.030303 per share at any time until March 31, 2025, the sixth year anniversary. The option provides for cashless exercise and may be registered for resale at the election of NTRU. If the service agreement is terminated for a breach thereof, all vested and unvested options will terminate, but if the service agreement is otherwise terminated, then only then vested options will continue to be exercisable for the full term. Any unvested options will accelerate if there is a change of control through the sale of 90% or more of the equity of NTRU.

Rudolf Derk Huisman

Rudolf Derk Huisman, age 69, has served as a member of the Board of Directors of NTRU and of Natur Holding B.V. since his appointment on January 16, 2019. Currently, Mr. Huisman is the strategic advisor of Arbor Media, a Dutch based leading suppliers of audio and video conferencing and archiving solutions and a strategic consultant for risk management. From May 2015 to September 2018, Mr. Huisman was the Global Transition Leader at FEDEX/TNT, responsible for the transition of 14 finance and non-finance processes from 53 countries to a BPO provider. From 2011 to March 2015, Mr. Huisman was the Finance Director of the BA Decorative Paints of AkzoNobel, where he was responsible for the development and successful implementation of a turn-around program of the European business.

Mr. Huisman has been appointed as a director of NTRU for his financial experience within the corporate context as a chief financial officer and for his familiarity with corporate governance structures and requirements. Additionally, he has experience in emerging entrepreneurships and in turn-around situations. Mr. Huisman is considered a financial expert as a result of his business experience as a chief financial officer.

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Mr. Huisman, through Pas Beheer BV, his personal service company in the Netherlands, has entered into a four year agreement with Natur Holding for all his services to it and NTRU. The agreement complies with the corporate service agreement provisions of Netherlands law and is governed by the law of that jurisdiction. Pas Beheer will be paid Euro 24,000 per annum, monthly, reimbursed for expenses in providing the services, and will be issued a six year option to purchase an aggregate of 7,319,321shares of common stock of NTRU. The agreement also has typical intellectual property, non-competition, and confidentiality provisions for the benefit of Natur Holdings and NTRU. The option granted by NTRU provides for equal quarterly vesting of the shares commencing March 31, 2019, over three years ending December 31, 2021, with the right to exercise vested shares at $.030303 per share at any time until March 31, 2025, the sixth year anniversary. The option provides for cashless exercise and may be registered for resale at the election of NTRU. If the service agreement is terminated for a breach thereof, all vested and unvested options will terminate, but if the service agreement is otherwise terminated, then only then vested options will continue to be exercisable for the full term. Any unvested options will accelerate if there is a change of control through the sale of 90% or more of the equity of NTRU.

Nina Storms

Nina Storms, age 65, has served as a member of the Board of Directors of NTRU and Natur Holding B.V. since her appointment on January 16, 2019. She is a well-known entrepreneur having led technology and telecommunication companies in Europe and has served as Advisory Board Member of Natur Holding B.V. from January 2014 to January 2019.

In 1994 Mrs. Storms founded World Online, which became one of the largest Pan-European Internet telecommunication companies. By 2000 World Online was listed on the stock exchange with an enterprise value greater than EUR 12 billion. Afterwards, she invested in numerous Media and Internet companies. Mrs. Storms holds a PhD is a published author on the subject of creative accounting / fraudulent reporting co-written with published Profs. Rob Kamerling and Henk Langendijk.

Mrs. Storms has been appointed as a director of NTRU for her role as a co-founder of Natur Holding and her knowledge of its operations and expansion in Europe and the UK. She is the primary strategist and innovator of NTRU.

Mrs. Storms will be compensated through her personal service company with an annual payment of Euro 24,000 and reimbursement of her expenses.

Item 5.03. Amendments to Articles of Incorporation ore Bylaws, Change in Fiscal Year.

On January 16, 2019, in conjunction with the appointment of three new directors to the Board of Directors, the number of directors permitted by the By-Laws was increased to five persons. This action was taken by unanimous written consent.

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits

No.	Exhibit Description

99.1	Press Release Dated January 23, 2019, announcing new board members

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATUR INTERNATIONAL CORP.,
a Wyoming corporation

Dated: January 22, 2019	By:	/s/ Ellen Berkers
	Name: Title:	Ellen Berkers Chief Executive Officer

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